UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

		Page
Item 5.07 —	Submission of Matters to A Vote of Security Holders	3
Signatures		4

Item 5.07	Submission of Matters to A Vote of Security Holders
     On April 26, 2010 Bank of Granite Corporation (the “Company”) held its annual meeting of stockholders. The following Proposals were considered and acted upon at the annual meeting:
Proposal 1 — To consider the election of seven persons named as director/nominees in the Proxy Statement dated March 31, 2010.

	FOR	WITHHELD	BROKER NON-VOTES
R. Scott Anderson	4,954,049	243,470	6,230,370
John N. Bray	4,962,289	235,230	6,230,370
Joseph D. Crocker	4,954,644	242,875	6,230,370
Leila N. Erwin	4,972,299	225,220	6,230,370
Paul M. Fleetwood, III	4,919,003	278,516	6,230,370
Hugh R. Gaither	4,933,138	264,381	6,230,370
Boyd C. Wilson, Jr., CPA	4,966,736	230,783	6,230,370
Proposal 2 — To consider the ratification of the selection of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,238,123	147,994	41,771	0

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
April 29, 2010	By:	/s/ Jerry A. Felts
Jerry A. Felts
Chief Operating Officer and Chief Financial Officer

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